P-COM [LOGO]


MEDIA CONTACT:                       INVESTOR CONTACT:

Greg Berardi                         Dan Rumsey, General Counsel and Interim CFO
415-239-7826                         408-866-3666
greg@bluemarlinpartners.com          dan.rumsey@p-com.com


                      P-COM RECEIVES $2 MILLION ORDER FROM
                    LEADING WIRELESS CARRIER IN LATIN AMERICA


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CAMPBELL, CA (March 1, 2004) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that it has received a $2 million order for its advanced, point-to-point radios from a leading wireless telecom operator in Latin America.

The order is for P-Com's Encore Plus, a variable bandwidth, digital microwave radio that facilitates high-speed voice, data and video transmissions across a network.

"Encore Plus is an innovative, technically superior product that continues to be well-received in the marketplace," said P-Com President and CEO Sam Smookler. "We're pleased to be making progress in selling our products in Latin America, one of our target markets and one of the fastest growing telecom markets in the world today."

The base Indoor Unit (IDU) for Encore Plus is the same for all bit rate options. The Outdoor Unit (ODU) follows the same configuration format as the IDU, automatically self-configuring itself to conform to the bit rate set by the IDU. Being able to provide different transmission options to the operator, Encore Plus allows simple and affordable network management.

By contrast, current PDH solutions offer either low capacity (<= 4xT1/E1) or high capacity (> 4xT1/E1) as separate hardware solutions. As throughput needs change, end users are thus forced to replace or upgrade hardware to accommodate the new requirements.

Also available in a protected configuration, Encore Plus can be controlled by P-Com's Link Manager or via SNMP. Encore Plus is fully compliant with ITU, ETSI, EN and FCC specifications.

ABOUT P-COM, INC.

P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

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SAFE HARBOR STATEMENT

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the need to raise additional equity capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; the continued intense competition from leading telecommunications equipment and technology suppliers resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.



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